FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

	Date of Report (Date of earliest event reported):	August 19, 2015

TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois		60602
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendment to Articles of Incorporation or Bylaws, Change in Fiscal Year

Effective August 19, 2015, the Board of Directors of Telephone and Data Systems, Inc. (“TDS”) adopted certain amendments to the TDS Bylaws.  The following briefly describes the more significant changes to the Bylaws.

1.     Sections 1.12 and 1.13 were amended to change the time periods during which a shareholder may notify TDS that it intends to nominate a person for election as a director or to submit a proposal at an annual meeting of shareholders (other than proposals included in TDS' proxy statement and form of proxy pursuant to SEC Rule 14a-8).   The reason for these changes is to provide additional time and flexibility to the TDS Corporate Governance and Nominating Committee (“CGNC”) and TDS Board of Directors (“Board”) to take action with respect to possible director nominations and any related shareholder proposals in the future, including obtaining information about and interviewing the candidates and completing the necessary analysis and documents, scheduling and holding one or more CGNC and Board meetings to discuss and consider the nominations, completing and filing the preliminary proxy statement with the SEC, responding to SEC comments and completing and distributing the proxy statement in sufficient time to avoid the need to delay the annual meeting date.

Accordingly, the amendments change the dates that were previously disclosed in TDS’ proxy statement dated April 17, 2015 relating to the timing of shareholder proposals for the 2016 Annual Meeting.  These amendments also change the dates for shareholder nominations of directors for the 2016 Annual Meeting.  Pursuant to TDS' Bylaws, as amended, director nominations and proposals by shareholders intended to be presented at the 2016 Annual Meeting (other than proposals included in TDS' proxy statement and form of proxy relating to the 2016 Annual Meeting pursuant to SEC Rule 14a-8), must now be received by TDS at its principal executive offices not earlier than December 19, 2015 (previously January 22, 2016) and not later than the close of business on January 18, 2016 (previously February 19, 2016) for consideration at the 2016 Annual Meeting.  These dates are 120 calendar days and 90 calendar days, respectively, before the anniversary date of the date of filing with the SEC of the 2015 Proxy Statement on April 17, 2015 (previously before the anniversary date of the date of the 2015 Annual Meeting of May 21, 2015).  However, if the date of the 2016 Annual Meeting is changed by more than 30 calendar days before or after May 21, 2016 (the one year anniversary date of the 2015 Annual Meeting), different provisions will apply as set forth in the TDS Bylaws, as amended.

2.     Section 1.14 was amended to require any shareholder who submits a notice of nomination of a person for election as a director to provide information relating to whether that person has received, is receiving or will receive, directly or indirectly, any compensation or other interest or benefit from any third party other than TDS, including from the nominating shareholder, in connection with such person’s nomination or service as a director of TDS if elected.

3.     Section 1.15 was amended to provide that the Questionnaire to be completed by a director candidate would also include a question relating to the matters in the preceding paragraph, and were also amended to provide that TDS may make arrangements for director candidates to be interviewed by directors of TDS or other persons designated by the CGNC.

4.     In addition, the amended Bylaws include a number of clarifications and technical updates to conform them or update them for changes to Delaware law since they were last updated for such matters.

The foregoing description is qualified by reference to the copy of the amended Bylaws attached hereto as Exhibit 3.1, which are incorporated by reference herein.  The attached Bylaws are marked to show changes made.  An unmarked, clean copy of the Bylaws will be posted to the TDS website at www.tdsinc.com under Corporate Governance.

Item 9.01.  Financial Statements and Exhibits

(d)        Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date:	August 25, 2015

By:	/s/ Douglas D. Shuma
Douglas D. Shuma
Senior Vice President - Finance and Chief Accounting Officer
(principal financial officer and principal accounting officer)

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
3.1	Restated Bylaws of TDS effective August 19, 2015